UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2021

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, New York 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2021 (the “Effective Date”), SG Blocks, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) for the purpose of raising approximately $11.55 million in gross proceeds for the Company. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell (A) in a registered direct offering (i) 975,000 shares (the “Public Shares”) of its Common Stock, par value $0.01 per share (the “Common Stock”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,189,384 shares (the “Pre-Funded Warrant Shares”) of Common Stock and (B) in a concurrent private placement, Series A warrants to purchase up to 1,898,630 shares (the “Common Stock Warrant Shares”) of Common Stock (the “Common Stock Warrants,” and together with the Public Shares and the Pre-Funded Warrants, the “Securities”) (the “Offering”). Each Public Share and accompanying Common Stock Warrant are being sold together at a combined offering price of $3.65, and each Public Share and accompanying Pre-Funded Warrant are being sold together at a combined offering price of $3.649. The Pre-Funded Warrants will be immediately exercisable at a nominal exercise price of $0.001 and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Stock Warrants will have an exercise price of $4.80 per share, will be exercisable upon issuance and will expire five years from the date of issuance.

The closing of the sales of the Securities pursuant to the Purchase Agreement is expected to occur on or about October 27, 2021, subject to customary closing conditions (the “Closing Date”).

A.G.P./Alliance Global Partners (the “Placement Agent”) is acting as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the Offering.

Pursuant to that certain Placement Agency Agreement, dated as of October 25, 2021, by and between the Company and the Placement Agent (the “Placement Agency Agreement”), the Placement Agent will be entitled to (i) a cash fee equal to seven percent (7.0%) of the gross proceeds from the placement of the Securities sold by the Placement Agent in the Offering and (ii) a non-accountable expense allowance of one half of one percent (0.5%) of the gross proceeds from the placement of the Securities sold by the Placement Agent in the Offering. The Company also agreed to reimburse the Placement Agent’s expenses up to $50,000 upon closing the Offering.

The net proceeds to the Company after deducting the Placement Agent’s fees and the Company’s estimated offering expenses (including the approximately $8.0 million of net proceeds from the issuance of Pre-Funded Warrants and the Common Stock Warrants to be issued in the concurrent private placement) are expected to be approximately $10.5 million. The Company intends to use the net proceeds from the Offering for working capital and for other general corporate purposes including to potentially acquire additional properties.

Pursuant to the terms of the Purchase Agreement and subject to certain exceptions as set forth in the Purchase Agreement, for a period of 90 days after the Closing Date, the Company may not, without the prior written consent of the Purchaser, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Securities and Exchange Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

In addition, pursuant to the terms of the Purchase Agreement, the Company agreed that for one year from the Closing Date that it will not enter into any Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

Pursuant to the Purchase Agreement, the Company is required within 30 days of the closing of the Offering to file a registration statement providing for the resale of the shares of Common Stock issued and issuable upon the exercise of the Common Stock Warrants. The Company is required to use commercially reasonable efforts to cause such registration to become effective within 45 days of the closing of the Offering (or 60 days in the event of a full review by the Commission) and to keep such registration statement effective at all times until no investor owns any Common Stock Warrants or Common Stock Warrant Shares.

The Public Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares (but not the Common Stock Warrants or the Common Stock Warrant Shares) were offered and sold by the Company pursuant to an effective registration statement on Form S-3 (File No. 333-228882) and a related prospectus supplement, dated October 25, 2021, in connection the Offering to be filed with the Commission.

The foregoing description of the material terms of the Common Stock Warrants, the Pre-Funded Warrants, the Placement Agency Agreement and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Common Stock Warrant, the Form of Pre-Funded Warrant, the Placement Agency Agreement and the Form of Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The legal opinion and consent of Gracin & Marlow, LLP relating to the Public Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are filed as Exhibits 5.1 and 23.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Common Stock Warrants and the Common Stock Warrant Shares is hereby incorporated by reference into this Item 3.02. The Common Stock Warrants and the Common Stock Warrant Shares are being sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506 promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 8.01. Other Events.

On October 25, 2021, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of Series A Common Stock Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of Gracin & Marlow, LLP
10.1	Placement Agency Agreement, dated as of October 25, 2021, by and between the Company and the Placement Agent
10.2	Form of Securities Purchase Agreement, dated as of October 25, 2021, by and between the Company and the Purchaser named therein
23.1	Consent of Gracin & Marlow, LLP (included in Exhibit 5.1)
99.1	Press Release of the Company, dated October 25, 2021
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: October 26, 2021	By:	/s/ Paul Galvin
		Name:	Paul Galvin
		Title:	Chairman and Chief Executive Officer